UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2014

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry Into A Material Definitive Agreement.

On May13, 2014, POZEN Inc., a Delaware corporation (“POZEN”), Glaxo Group Limited, d/b/a GlaxoSmithKline (“GSK”), CPPIB Credit Investments Inc. (“CII”) and Pernix Therapeutics Holdings, Inc. (“Pernix”), entered into certain agreements in connection with GSK’s divestiture of all of its rights, title and interest to develop, commercialize and sell Treximet® (sumatriptan/naproxen sodium) in the U.S. (the “Divestiture”) to Pernix which are described in a Form 8-K filed by POZEN on May 14, 2014.

As described in the Form 8-K filed on May 14, 2014, upon the closing of the Divestiture, which occurred on August 20, 2014, GSK assigned the Product Development and Commercialization Agreement executed as of June 11, 2003 between POZEN and GSK (the “Agreement”) to Pernix.  Immediately following the closing of the Divestiture, Amendment No. 1 to the Agreement (“Amendment No. 1”) between POZEN and Pernix became effective.

On July 30, POZEN, Pernix, and Worrigan Limited, an affiliate of Pernix formed under the laws of Ireland (“Worrigan”), entered into a Second Amendment to the Agreement (“Amendment No. 2”) which permits Worrigan, the assignee of Pernix’s rights under the Agreement, to further assign the Agreement without POZEN’s prior written consent as collateral security for the benefit of purchasers of debt securities issued by Pernix to finance the Divestiture.  Amendment No. 2 became effective upon the closing of the Divestiture.

The foregoing is a summary of the material terms of Amendment No. 2 and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements which will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN Inc.

By:	/s/ William L. Hodges
Name:	William L. Hodges
Title:	Chief Financial Officer

Date:  August 20, 2014